As filed with the Securities and Exchange Commission on September 30, 2015

Registration No. 333-196594

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-11
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

AMERICAN REALTY CAPITAL —
RETAIL CENTERS OF AMERICA II, INC.

(Exact Name of Registrant As Specified in Its Governing Instruments)

405 Park Avenue, 14th Floor
New York, New York 10022
(212) 415-6500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William M. Kahane
AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
405 Park Avenue, 14th Floor
New York, New York 10022
(212) 415-6500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With Copies to:

Peter M. Fass, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 Tel: (212) 969-3000 Fax: (212) 969-2900	Michael J. Choate, Esq. Proskauer Rose LLP Three First National Plaza 70 West Madison Chicago, Illinois 60602-4342 Tel: (312) 962-3567 Fax: (312) 962-3551	James A. Tanaka, Esq. General Counsel RCS Capital 405 Park Avenue, 14th floor New York, NY 10022 Tel: (212) 415-6500 Fax: (212) 421-5799

Approximate Date of Commencement of Proposed Sale to the Public: This Post-Effective Amendment No. 3 to Registration Statement on Form S-11 (Registration No. 333-196594) is being filed to deregister all of the shares of common stock that were registered but unsold under the Registration Statement that remained unsold as of the termination of the offering.

If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 relates to the Registration Statement on Form S-11 (file no. 333-196594), initially filed on June 9, 2014 (the “Registration Statement”) by American Realty Capital-Retail Centers of America II, Inc. (the “Company”), pursuant to which the Company registered 125,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in connection with its primary offering and 26,315,789 shares of Common Stock in connection with its Distribution Reinvestment Plan (collectively, the “Securities”).

The Company’s board of directors terminated the Company’s initial public offering on September 24, 2015. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the Offering, the Company hereby amends the Registration Statement by deregistering all Securities that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of September, 2015.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

/s/ William M. Kahane

Name:	William M. Kahane
Title:	Chief Executive Officer, President and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE
/s/ William M. Kahane William M. Kahane	Chief Executive Officer, President and Chairman of the Board of Directors	September 30, 2015
/s/ Patrick J. Goulding Patrick J. Goulding	Chief Financial Officer, Treasurer and Secretary	September 30, 2015
/s/ Kase Abusharkh Kase Abusharkh	Chief Investment Officer	September 30, 2015
/s/ B.J. Penn B.J. Penn	Independent Director	September 30, 2015
/s/ Lisa D. Kabnick Lisa D. Kabnick	Independent Director	September 30, 2015